UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2011

FREQUENCY ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8061	11-1986657
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY		11553
(Address of principal executive offices)		(Zip Code)

(516) 794-4500
(Registrant's telephone number, including area code)

NONE
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    Submission of Matters to a Vote of Security Holders

On October 11, 2011, at the Annual Meeting of Stockholders of Frequency Electronics, Inc. (the “Company”), the stockholders:

•	elected each of the Company’s nominees for director to serve for terms of one year and until their successors are elected and qualified,

•	amended the Frequency Electronics, Inc. 2005 Stock Award Plan to increase the number of shares authorized for issuance thereunder,

•
re-approved the performance objectives under the Frequency Electronics, Inc. 2005 Stock Award Plan, in accordance with the periodic re-approval requirements of Section 162(m) of the Internal Revenue Code and

•	ratified the appointment of EisnerAmper LLP as independent auditors for fiscal year 2012.

The voting results at the Company’s 2011 Annual Meeting of Stockholders were as follows:

1.	Election of the following five directors:

DIRECTOR	FOR	AGAINST	WITHHELD	BROKER NON-VOTES
Joseph P. Franklin	3,899,609	0	1,244,504	2,262,681
Martin B. Bloch	3,949,520	0	1,194,593	2,262,681
Joel Girsky	3,707,895	0	1,436,218	2,262,681
S. Robert Foley, Jr.	3,707,895	0	1,436,218	2,262,681
Richard Schwartz	3,709,207	0	1,434,906	2,262,681

2.	Amendment to increase the number of shares authorized for issuance under the Frequency Electronics, Inc. 2005 Stock Award Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,950,045	193,105	963	2,262,681

3.
Re-approval of the performance objectives under the Frequency Electronics, Inc. 2005 Stock Award Plan, in accordance with the periodic re-approval requirements of Section 162(m) of the Internal Revenue Code:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,046,145	96,280	1,688	2,262,681

4.	Ratification of the appointment of EisnerAmper LLP as independent auditors for fiscal year 2012. The results of the voting were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
7,354,129	22,730	29,935	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY ELECTRONICS, INC.

By:	/s/ Alan Miller
Alan Miller
Secretary, Treasurer and Chief Financial Officer

Dated: October 13, 2011